Exhibit 10.13

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND WAIVER

This Amendment No. 2 to Credit Agreement and Waiver, dated as of October 19, 2011, (this "Amendment"), is entered into by GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Credit Agreement dated as of April 30, 2010 (as modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.

Subject to the terms and conditions of this Agreement, the Borrower, the Lenders, and the Administrative Agent wish to (i) make certain amendments to the Credit Agreement as provided herein and (ii) provide a waiver with respect to certain provisions of the Credit Agreement as set forth below.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.       Definitions; References.   Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.       Amendment of Credit Agreement.

(a)       Section  1.01  of  the  Credit  Agreement  is  hereby  amended  by  inserting  the following definitions in appropriate alphabetical order:

"Additional Senior Notes" means the 10.5% senior notes of the Borrower due
2017 and otherwise subject to terms and conditions that are the same in all material respects as the terms and conditions applicable to the Initial Senior Notes, issued pursuant to the Senior Notes Documents.

"Initial Senior Notes" means the 10.5% senior notes of the Borrower due 2017 in an aggregate principal amount of $200,000,000 issued pursuant to the Senior Notes Documents.

"Second Amendment Effective Date" means October 19, 2011.

(b)       Section  1.01  of  the  Credit  Agreement  is  hereby  amended  by  deleting  the definition of "Senior Notes" in its entirety and replacing it with the following:

"Senior Notes" means, collectively, the Initial Senior Notes and the Additional
Senior Notes.

(c)       Section  1.01  of  the  Credit  Agreement  is  hereby  amended  by  deleting  the definition of "Senior Notes Indenture" in its entirety and replacing it with the following:

"Senior  Notes  Indenture"  means,  collectively,  (i)  the  Indenture  dated  as  of April 27, 2010, in respect of the Initial Senior Notes and (ii) the Indenture in respect of the Additional Senior Notes.

(d)       Section  7.02  of  the  Credit  Agreement  is  hereby  amended  by  inserting  the following clause (o) at the end of such Section:

(o)           Additional Senior Notes in an aggregate principal amount not to exceed
$75,000,000; provided that no Default or Event of Default shall have occurred and be continuing at the time of the issuance of such Additional Senior Notes or would result therefrom, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)       Section 7.05(g) of the Credit Agreement is hereby amended by deleting such clause (g) in its entirety and replacing it with the following:

           (g)       Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in shall not exceed $10,000,000 for all Dispositions on a cumulative basis since the Second Amendment Effective Date;

(f)       Section 7.14 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            7.14     Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Sections 7.02(d) and 7.02(o), and (c) conversion to common stock of the Borrower of any convertible debt instrument permitted hereunder and, so long as no Event of Default shall exist or be continuing, customary payments of cash in lieu of fractional shares in connection therewith.

(g)       Section 7.15 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

            7.15     Amendment,  Etc.  of  Senior  Notes  Documents  and  Indebtedness. (a) Amend, modify or change in any manner any term or condition of any Senior Notes Document,  except  for  any  refinancing,  refunding,  renewals  or  extensions  thereof permitted by Section 7.02(d) or 7.02(o) or give any consent, waiver or approval thereunder, in each case in any manner that would modify or affect the Senior Notes in a manner that would not be permitted by this Section if accomplished via an amendment or that is materially adverse to the Lenders, (b) waive any default under or any breach of any term or condition of any Senior Notes Document in each case in any manner that is materially adverse to the Lenders, (c) take any other action in connection with any Senior Notes Document that would impair the rights or interests of the Administrative Agent or any Lender or (d) amend, modify or change in any manner any term or condition of any other Indebtedness set forth in Schedule 7.02, in any case, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d) or 7.02(o).

Section 3.       Waiver.

(a)      Section 7.05(g) of the Credit Agreement provides for certain limitations on Dispositions by the Borrower and its Subsidiaries.   The Borrower has informed the Administrative Agent that it may have failed to comply with such limitations when it entered into a sale and leaseback transaction with First National Credit Corporation with respect to certain equipment on April 29, 2011 (the "Sale-Leaseback").  The Administrative Agent and the Lenders hereby waive any Default or Event of Default arising under the Credit Agreement solely as a result of the Borrower's failure to comply with the limitations on Dispositions set forth in Section 7.05(g) of the Credit Agreement in connection with the Sale-Leaseback prior to the date of this Amendment.

(b)       The  foregoing  waiver  is  contingent  upon  the  satisfaction  of  the  conditions precedent set forth below in this Agreement and is limited to the extent described herein and shall not be construed to be a waiver of any other failure to comply with Section 7.05(g) of the Credit Agreement or any other provision or other departure from the requirements of, or modification of, any other terms of the Credit Agreement or any other Loan Document.

Section 4.       Representations and Warranties.   The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application  of  general  principles  of  equity  (regardless  of  whether  such  enforceability  is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) after giving effect to this Amendment, no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Collateral Documents are valid and subsisting.

Section 5.       Effect  on  Credit  Documents.    Except  as  modified  hereby,  the  Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Except as expressly provided in Section 3 above, nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights or remedies under the Loan Documents as amended, including the waiver of any default or event of default, however denominated.  The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

Section 6.       Effectiveness.   This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, when the Administrative Agent (or its counsel)  shall  have  received  counterparts  hereof  duly  executed  and  delivered  by  a  duly authorized  officer  of  the  Borrower,  each  Guarantor,  and  by  the  Lenders  whose  consent  is required to effect the amendments contemplated hereby.

Section 7.       Reaffirmation  of  Guaranty.    By  its  signature  hereto,  each  Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower's obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 8.       Governing Law.   THIS AMENDMENT SHALL BE GOVERNED BY, AND  CONSTRUED  IN  ACCORDANCE  WITH,  THE  LAW  OF  THE  STATE  OF  NEW YORK.

Section 9.       Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment.  This Amendment may be signed in any number of counterparts,  each  of  which  shall  be  an  original,  and  may  be  executed  and  delivered electronically and by telecopier.

Section 10.   ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS,    OR    SUBSEQUENT    ORAL    AGREEMENTS    OF    THE

PARTIES.                               THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  AMONG  THE PARTIES.

[Signature pages follows.]

.EXECUTED as of the first date above written.

GLOBAL  GEOPHYSICAL SERVICES, INC.

By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

Signature Page to Amendment No. 2 to Credit Agreement  and Waiver

AUTOSEIS DEVELOPMENT COMPANY
By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

AUTOSEIS, INC.
By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

GGS INTERNATIONAL HOLDINGS, INC.
By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

GLOBAL EURASIA, LLC
By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

GLOBAL MICROSEISMIC SERVICES, INC.
By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

PAISANO LEASE CO., INC.
By:	/s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and CFO

Signature Page to Amendment No. 2 to Credit Agreement and Waiver

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Michelle D. Diggs
Name:	Michelle D. Diggs
Title:	Agency Management Officer

Signature Page to Amendment No. 2 to Credit Agreement and Waiver

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ David A. Batson
David A. Batson
Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement and Waiver

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent and a Lender
By:	/s/Judith E. Smith
Name:	JUDITH E. SMITH
Title:	MANAGING DIRECTOR

By:	/s/ Sanja Gazahi
Name:	SANJA GAZAHI
Title:	ASSOCIATE

Signature Page to Amendment No. 2 to Credit Agreement and Waiver

BARCLAYS BANK PLC
By:	/s/May Huang
Name:	MAY HUANG
Title:	ASSISTANT VICE PRESIDENT

Signature Page to Amendment No. 2 to Credit Agreement and Waiver

CITIBANK, N.A.
By:	/s/ Arthur Pryde
Name:	ARTHUR PRYDE
Title:	VICE PRESIDENT

Signature Page to Amendment No. 2 to Credit Agreement and Waiver